UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Banco Bilbao Vizcaya Argentaria, S.A.

(Exact name of registrant as specified in its charter)

Kingdom of Spain	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Calle Azul, 4 Madrid Spain	28050
(Address of principal executive offices)	(Zip Code)

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
0.875% Fixed Rate Senior Preferred Notes due 2023	New York Stock Exchange
1.125% Fixed Rate Senior Preferred Notes due 2025	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-232333

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the $1,200,000,000 aggregate principal amount of 0.875% Fixed Rate Senior Preferred Notes due 2023 (the “2023 Notes”) and $800,000,000 aggregate principal amount of 1.125% Fixed Rate Senior Preferred Notes due 2025 (the “2025 Notes” and together with the 2023 Notes, the “Notes”) of Banco Bilbao Vizcaya Argentaria, S.A. (the “Registrant”). The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 the prospectus supplement dated September 10, 2020 (the “Prospectus Supplement”) to a prospectus dated June 25, 2019 (the “Prospectus”) filed with a registration statement on Form F-3 (Registration No. 333-232333) relating to the Notes to be registered hereunder.

For a description of the Notes to be registered hereunder, reference is made to the information contained in the sections captioned “Certain Terms of the Notes” on pages S-36 through S-50 of the Prospectus Supplement, “U.S. Federal Tax Considerations” on page S-55 of the Prospectus Supplement, “Spanish Tax Considerations” on pages S-51 through S-54 of the Prospectus Supplement and “Annex A – Direct Refund from Spanish Tax Authorities Procedures” on page S-A-1 of the Prospectus Supplement, which information is hereby incorporated by reference herein.

Item 2.	Exhibits

Exhibit	Description of Exhibit

4.1	Senior Indenture dated as of July 28, 2016 between the Registrant and The Bank of New York Mellon, as Trustee, Security Registrar, Transfer Agent and Paying Agent (incorporated herein by reference to Exhibit 4.2 to the Registrant’s registration statement on Form F-3 filed with the Commission on June 25, 2019)

4.2	First Supplemental Indenture for the 2023 Notes between the Registrant and The Bank of New York Mellon, London Branch, as Trustee, Paying Agent and Transfer Agent and The Bank of New York Mellon as Security Registrar dated as of September 18, 2020 (incorporated herein by reference to Exhibit 4.10 to the Registrant’s report on Form 6-K filed with the Commission on September 18, 2020)

4.3	Second Supplemental Indenture for the 2025 Notes between the Registrant and The Bank of New York Mellon, London Branch, as Trustee, Paying Agent and Transfer Agent and The Bank of New York Mellon as Security Registrar dated as of September 18, 2020 (incorporated herein by reference to Exhibit 4.11 to the Registrant’s report on Form 6-K filed with the Commission on September 18, 2020)

4.4	Forms of Security Certificates representing the Notes (incorporated herein by reference to Exhibits 4.10 and 4.11 to the Registrant’s report on Form 6-K filed with the Commission on September 18, 2020, which include such Forms of Security Certificates)

99.1	Prospectus dated June 25, 2019 and related Prospectus Supplement dated September 10, 2020 (incorporated herein to the extent provided above by reference to the Registrant’s filing under Rule 424(b) filed with the Commission on September 14, 2020)

SIGNATURES

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ Antonio Borraz Peralta
Name:	Antonio Borraz Peralta
Title:	Authorized Representative

Date: September 18, 2020